                                   CERTIFICATE

      The undersigned hereby certifies that he is the Secretary of Dean Witter Japan Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 30, 1998 as provided in Section 9.3 of the said Declaration, said Amendment to take effect on June 22, 1998, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

      Dated this 22nd day of June, 1998.



                                         /s/ Barry Fink
                                         ----------------------
                                             Barry Fink
                                             Secretary

                                    AMENDMENT

Dated:            June 22, 1998

To be Effective:  June 22, 1998

                                       TO

                             DEAN WITTER JAPAN FUND

                              DECLARATION OF TRUST

                                      DATED

                                JANUARY 22, 1996

            Amendment dated June 22, 1998 to the Declaration of Trust
           (the "Declaration") of Dean Witter Japan Fund (the "Trust")
                             dated January 22, 1996

      WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

      WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Trust to "Morgan Stanley Dean Witter Japan Fund," such change to be effective on June 22, 1998;

NOW, THEREFORE:

      1. Section 1.1 of Article I of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

            "Section 1.1. NAME. The name of the Trust created hereby is the Morgan Stanley Dean Witter Japan Fund and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name."

      2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that that subsection shall read in its entirety as follows:

            "Section 1.2. DEFINITIONS...

            "(o) "TRUST" means the Morgan Stanley Dean Witter Japan Fund."

      3. Section 11.7 of Article XI of the Declaration is hereby amended so that that section shall read as follows:

            "Section 11.7. USE OF THE NAME "MORGAN STANLEY DEAN WITTER." Morgan Stanley Dean Witter & Co. ("MSDW") has consented to the use by the Trust of the identifying name "Morgan Stanley Dean Witter," which is a property right of MSDW. The Trust will only use the name "Morgan Stanley Dean Witter" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Morgan Stanley Dean Witter" for any purpose. MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company. At the request of MSDW or any corporate affiliate of MSDW, the Trust will take such action as may be required to provide its consent to the use of the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW, or by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use. Upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Trust may enter, the Trust shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name "Morgan Stanley Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as part of its name or for any other commercial purpose, and shall cause its officers, Trustees and Shareholders to take any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name."

      4. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

      5. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 22nd day of June, 1998.

/s/ Michael Bozic                                     /s/ Manuel H. Johnson
----------------------------------------              ----------------------------------------
Michael Bozic, as Trustee                             Manuel H. Johnson, as Trustee
and not individually                                  and not individually
c/o Levitz Furniture Corp.                            c/o Johnson Smick International Inc.
6111 Broken Sound Parkway, NW                         1133 Connecticut Avenue, NW
Boca Raton, FL  33487                                 Washington, D.C.  20036



/s/ Charles A. Fiumefreddo                            /s/ Michael E. Nugent
----------------------------------------              ----------------------------------------
Charles A. Fiumefreddo, as Trustee                    Michael E. Nugent, as Trustee
and not individually                                  and not individually
Two World Trade Center                                c/o Triumph Capital, L.P.
New York, NY  10048                                   237 Park Avenue
                                                      New York, NY  10017



/s/ Edwin J. Garn                                     /s/ Philip J. Purcell
----------------------------------------              ----------------------------------------
Edwin J. Garn, as Trustee                             Philip J. Purcell, as Trustee
and not individually                                  and not individually
c/o Huntsman Corporation                              1585 Broadway
500 Huntsman Way                                      New York, NY  10036
Salt Lake City, UT  84111




/s/ John R. Haire                                     /s/ John L. Schroeder
----------------------------------------              ----------------------------------------
John R. Haire, as Trustee                             John L. Schroeder, as Trustee
and not individually                                  and not individually
Two World Trade Center                                c/o Gordon Altman Butowsky Weitzen
New York, NY  10048                                     Shalov & Wein
                                                      Counsel to the Independent Trustees
                                                      114 West 47th Street
                                                      New York, NY  10036

/s/ Wayne E. Hedien
----------------------------------------
Wayne E. Hedien, as Trustee
and not individually
c/o Gordon Altman Butowsky Weitzen
  Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY  10036

STATE OF NEW YORK )
                  )ss.:
COUNTY OF NEW YORK)

On this 22nd day of June, 1998, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                                /s/ Marilyn K. Cranney
                                                ----------------------
                                                    Notary Public

MARILYN K. CRANNEY
NOTARY PUBLIC, State of New York
No. 24-4795538
Qualified in Kings County
Commission Expires May 31, 1999